Exhibit 3.7

OFFICE OF THE MISSISSIPPI SECRETARY OF STATE

P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333

Certificate of Formation

The undersigned, pursuant to Senate Bill No. 2395, Chapter 402, Laws of 1994, hereby executes the following document and sets forth:

1.	Name of the Limited Liability Company: Barden Mississippi Gaming, LLC.

2.	The future effective date is (Complete if applicable): .

3.	Federal Tax ID: Applied For.

4.	Name and Street Address of Registered Agent and Registered Office is: Thomas B. Shepherd III, 633 North State Street (39202), P.O. Box 427, Jackson, MS 39205-0427.

5.	If the Limited Liability Company is to have a specific date of dissolution, the latest date upon which the Limited Liability Company is to dissolve: .

6.	Is full or partial management of the Limited Liability Company vested in a manager or managers? (Mark appropriate box) Yes ☐ No ☒

7.	Other matters the managers or members elect to include: See Exhibit “A” attached hereto and incorporated herein by reference.

By: Signature	/s/ Robert E. Box, Jr.
Printed Name:	Robert E. Box, Jr.	Title:	Organizer

Street and Mailing Address: 633 North State Street (39202), P.O. Box 427, Jackson, MS 39205-0427.

EXHIBIT “A”

TO CERTIFICATE OF FORMATION

OF

BARDEN MISSISSIPPI GAMING, LLC

7. Restrictions.

7.1 Transfer of Interest in the Limited Liability Company. Notwithstanding anything to the contrary expressed or implied in this Certificate of Formation, the sale, assignment, transfer, pledge or other disposition of any interest in the Limited Liability Company is ineffective unless approved in advance by the Mississippi Gaming Commission (the “Commission”). If at any time the Commission finds that a member which owns any such interest is unsuitable to hold that interest, the Commission shall immediately notify the Limited Liability Company of that fact. The Limited Liability Company shall, within ten days from the date that it receives the notice from the Commission, return to the unsuitable member the amount of his capital account as reflected on the books of the Company. Beginning on the date when the Commission serves notice of a determination of unsuitability, pursuant to the preceding sentence, upon the Limited Liability Company, it is unlawful for the unsuitable member: (a) to receive any share of the distribution of profits or cash or any other property of, or payments upon dissolution of, the Limited Liability Company, other than a return of capital as required above; (b) to exercise directly or through a trustee or nominee, any voting right conferred by such interest; (c) to participate in the management of the business and affairs of the Limited Liability Company; or (d) to receive any remuneration in any form from the Limited Liability Company, for services rendered or otherwise.

7.2 Determination of Unsuitability. Any member that is found unsuitable by the Commission shall return all evidence of any ownership in the Limited Liability Company to the Limited Liability Company, at which time the Limited Liability Company shall, within ten days, after the Limited Liability Company receives notice from the Commission, return to the member in cash, the amount of his capital account as reflected on the books of the Limited Liability Company, and the unsuitable member shall no longer have any direct or indirect interest in the Limited Liability Company.

OFFICE OF THE MISSISSIPPI SECRETARY OF STATE

P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333

Certificate of Amendment

The undersigned, pursuant to Senate Bill No. 2395, Chapter 402, Laws of 1994, hereby executes the following document and sets forth:

1.	Name of the Limited Liability Company: Barden Mississippi Gaming, LLC.

2.	The future effective date is (Complete if applicable): .

3.	The amendment to the certificate is as follows: See Exhibit “A” attached hereto and incorporated herein by reference.

By: Signature
Printed Name:	See attachment “B”	Title:

Street and Mailing Address: 633 North State Street (39202), P.O. Box 427, Jackson, MS 39205-0427.

ATTACHMENT “A”

TO

CERTIFICATE OF AMENDMENT

OF

BARDEN MISSISSIPPI GAMING, LLC

7. Restrictions.

7.1 Transfer of Interest in the Limited Liability Company. Notwithstanding anything to the contrary expressed or implied in the Certificate of Formation of Barden Mississippi Gaming, LLC, after such time as the Company is licensed by the Mississippi Gaming Commission, the sale, assignment, transfer, pledge or other disposition of any interest in the Limited Liability Company is ineffective unless approved in advance by the Mississippi Gaming Commission (the “Commission”). If at any time the Commission finds that a member which owns any such interest in unsuitable to hold the interest, the Commission shall immediately notify the Limited Liability Company of that fact. The Limited Liability Company shall, within ten days from the date that it receives the notice from the Commission, return to the unsuitable member the amount of his capital account as reflected on the books of the Company. Beginning on the date when the Commission serves notice of a determination of unsuitability, pursuant to the preceding sentence, upon the Limited Liability Company, it is unlawful for the unsuitable member: (a) to receive any share of the distribution of profits or cash or any other property of, or payments upon dissolution of, the Limited Liability Company, other than a return of capital as required above; (b) to exercise directly or through a trustee or nominee, any voting right conferred by such interest; (c) to participate in the management of the business and affairs of the Limited Liability Company; or (d) to receive any remuneration in any form from the Limited Liability Company, for services rendered or otherwise.

7.2 Determination of Unsuitability. Any member that is found unsuitable by the Commission shall return all evidence of any ownership in the Limited Liability Company to the Limited Liability Company, at which time the Limited Liability Company shall, within ten days, after the Limited Liability Company receives notice from the Commission, return to the member in cash, the amount of his capital account as reflected on the books of the Limited Liability Company, and the unsuitable member shall no longer have any direct or indirect interest in the Limited Liability Company.

ATTACHMENT “B”

TO

CERTIFICATE OF AMENDMENT

BARDEN MISSISSIPPI GAMING, LLC

Signature:	By: BARDEN MISSISSIPPI GAMING, LLC

  By: Majestic Investor, LLC, its sole member

  By: The Majestic Star Casino, LLC, its sole member

  By: Barden Development, Inc., its sole member

By:	/s/ Don H. Barden
Don H. Barden, President

OFFICE OF THE MISSISSIPPI SECRETARY OF STATE

P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333

Certificate of Amendment

The undersigned, pursuant to Senate Bill No. 2395, Chapter 402, Laws of 1994, hereby executes the following document and sets forth:

1.	Name of the Limited Liability Company: Barden Mississippi Gaming, LLC.

2.	The future effective date is (Complete if applicable): .

3.	The amendment to the certificate is as follows: Management of the limited liability company has been changed whereby full management of this limited liability company is vested in one or more managers.

By: Signature	See attachment “A”
Printed Name:	See attachment “A”	Title:

Street and Mailing Address: 633 North State Street (39202), P.O. Box 427, Jackson, MS 39205-0427.

ATTACHMENT “A”

TO

CERTIFICATE OF AMENDMENT

BARDEN MISSISSIPPI GAMING, LLC

Signature:	BARDEN MISSISSIPPI GAMING, LLC
By: Majestic Investor Holdings, LLC, its sole member By: Majestic Investor, LLC, its sole member By: The Majestic Star Casino, LLC, its sole member By: Barden Development, Inc., its sole member

	By:	/s/ Don H. Barden

Don H. Barden, President of Barden Development, Inc.,

Which is the sole member of The Majestic Star Casino, LLC,

Which is the sole member of The Majestic Star Casino, LLC,

Which is the sole member of Majestic Investor, LLC

Which is the sole member of Majestic Investor Holdings, LLC

Which is the sole member of BARDEN MISSISSIPPI GAMING, LLC